    As filed with the Securities and Exchange Commission on December 22, 2000
                                                   Registration No. 333-________
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               DAOU SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                  33-0284454
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

           5120 SHOREHAM PLACE                           92122
          SAN DIEGO, CALIFORNIA                        (Zip Code)
(Address of principal executive offices)

                 DAOU SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JAMES T. ROBERTO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               DAOU SYSTEMS, INC.
                               5120 SHOREHAM PLACE
                           SAN DIEGO, CALIFORNIA 92122
                                 (619) 452-2221
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:

                                   ALAN HARVEY
                                BAKER & MCKENZIE
                        1301 MCKINNEY STREET, SUITE 3300
                              HOUSTON, TEXAS 77010
                                 (713) 427-5000



                         CALCULATION OF REGISTRATION FEE

================================================================================================================
       TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
          SECURITIES TO BE              AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
           REGISTERED (1)              REGISTERED (1)      SECURITY (2)           PRICE (2)              FEE
----------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per     1,500,000 Shares        $ 35/64             $ 820,313           $ 206.00
share
================================================================================================================

(1) These shares represent shares of common stock of DAOU Systems, Inc. (the "Company"), $.001 par value per share (the "Common Stock"), which have come available for issuance under the DAOU Systems, Inc. Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on December 20, 2000, as reported on the Nasdaq Stock Market.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by DAOU Systems, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

         (c) The description of the Company's Common Stock, par value $.001, contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 29, 1997, including any amendment filed for the purpose of updating this description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Exculpation

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends, or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation limits the personal liability of a director of the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

Indemnification

         Section 145 of the Delaware General Corporation Law, Article VI of the Company's Amended and Restated Certificate of Incorporation, Article VII of the Company's Bylaws, and indemnification agreements entered into between the Company and its directors and officers provide for the indemnification of officers, directors, employees and agents under certain circumstances.

         Section 145 of the Delaware General Corporation Law permits a corporation to, under certain circumstances, indemnify any director, officer, employee, or agent of a corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation. A corporation may thus indemnify the person against expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in the suit or proceeding.

         Article VI of the Company's Amended and Restated Certificate of Incorporation and Article VII of the Company's Bylaws provides for the indemnification by the Company in the manner and to the full extent permitted by Delaware law.

         In addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and the Company's Bylaws, the Company has entered into indemnification agreements with its directors and officers.

         The Company has also purchased liability insurance policies covering directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1      DAOU Systems, Inc. 2000 Employee Stock Purchase Plan

         5.1      Opinion of Baker & McKenzie

         23.1     Consent of Baker & McKenzie (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of Deloitte & Touche LLP

         24.1     Power of Attorney (see signature pages of Registration
                  Statement)

ITEM 9.  UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 22, 2000.



                                 DAOU SYSTEMS, INC.





                                 By:  /S/ JAMES T. ROBERTO
                                    -------------------------------------------
                                 Name:  JAMES T. ROBERTO
                                 Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Georges J. Daou and James T. Roberto, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                SIGNATURE                                        TITLE                            DATE
                ---------                                        -----                            ----
/S/ GEORGES J. DAOU                         Chairman of the Board                             December 22, 2000
---------------------------------------
GEORGES J. DAOU



/S/ JAMES T. ROBERTO
---------------------------------------     President, Chief Executive Officer, and           December 22, 2000
JAMES T. ROBERTO                            Director (Principal Executive Officer)



/S/ NEIL R. CASSIDY
---------------------------------------     Executive Vice President and Chief Financial      December 22, 2000
NEIL R. CASSIDY                             Officer (Principal Financial and Accounting
                                            Officer)


                                            Director                                          December 22, 2000
---------------------------------------
DAVID W. JAHNS


                SIGNATURE                                        TITLE                            DATE
                ---------                                        -----                            ----

                                            Director
---------------------------------------
KEVIN M. FICKENSCHER                                                                          December 22, 2000


/S/ LARRY D. GRANDIA                        Director
---------------------------------------
LARRY D. GRANDIA                                                                              December 22, 2000


                               EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

   4.1        DAOU Systems, Inc. 2000 Employee Stock Purchase Plan

   5.1        Opinion of Baker & McKenzie

  23.1        Consent of Baker & McKenzie (included in Exhibit 5.1)

  23.2        Consent of Ernst & Young LLP

  23.3        Consent of Deloitte & Touche LLP

  24.1        Power of Attorney (see signature pages of Registration Statement)